Exhibit 1

PVG Asset Management Corporation Files Definitive Proxy Statement and Launches Shareholder Website in Connection with Anavex Life Sciences Corp.’s 2026 Annual Meeting

CENTENNIAL, COLORADO, September 1, 2026/ GlobeNewswire/ - PVG Asset Management Corporation (“PVG”), together with the other participants named below, has filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from stockholders of Anavex Life Sciences Corp. (Nasdaq: AVXL) (the “Company”) for the Company’s 2026 annual meeting of shareholders, including any adjournments, postponements, continuations, reschedulings or any other meeting held in lieu thereof (the “2026 Annual Meeting”).

PVG is seeking stockholder support for the election of the following six highly qualified director nominees:

●	Patrick S. Adams
●	Jason Kolbert
●	Ralf von Ziegesar
●	Rene Mora
●	John Boris
●	Curtis Hogue

The PVG nominees are being proposed to serve until the Company’s 2027 annual meeting of shareholders and until their respective successors are elected and qualified. PVG’s Definitive Proxy Statement and GOLD Universal Proxy Card are being furnished in connection with PVG’s solicitation of proxies relating to the election of its nominees and other matters to be presented at the 2026 Annual Meeting.

PVG has also launched a shareholder website at: www.anavexvotepvg.com.

The website is intended to provide shareholders with information regarding PVG’s solicitation, the nominees named above, their views concerning the Company, the 2026 Annual Meeting and other relevant information.

Stockholders are encouraged to review the Definitive Proxy Statement, the accompanying GOLD Universal Proxy Card and other relevant materials filed by PVG and the participants named above with the SEC because these materials contain important information relating to the matters to be voted on at the 2026 Annual Meeting, as well as information regarding the participants in the solicitation and their direct or indirect interests, including beneficial ownership information.

The Definitive Proxy Statement, accompanying GOLD Universal Proxy Card and other materials filed by PVG with the SEC are available at no charge on the SEC’s website at https://www.sec.gov/. Copies of PVG’s proxy materials may also be available through www.anavexvotepvg.com.

If you have any questions, require assistance in voting your GOLD universal proxy card, or need additional copies of PVG’s proxy materials, please contact:

1055 Washington Boulevard, Suite 520

Stamford, CT 06901

Stockholders may call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

E-mail: proxy@investor-com.com

Participants in the Solicitation

The participants in PVG’s solicitation of proxies are PVG Asset Management Corporation, Patrick S. Adams, Jason Kolbert, Ralf von Ziegesar, Rene Mora, John Boris and Curtis Hogue (collectively, the “Participants”). Information concerning the identity of the Participants and a description of their direct or indirect interests, by security holdings or otherwise by the Company, is included in PVG’s Definitive Proxy Statement.

Forward-Looking Statements

This website and any related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical facts, including statements regarding the PVG Participants’ plans, objectives, beliefs, strategies and expectations relating to the 2026 Annual Meeting, the proxy solicitation, the Company, the Board of Directors, the PVG nominees, stockholder value and the potential outcome of PVG’s solicitation. These statements may be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “may,” “will,” “would,” “could,” “should” and similar expressions, or the negative thereof. Actual results may differ materially from those projected or contemplated by these forward-looking statements due to various risks and uncertainties, including those described in applicable filings made by the Company and PVG with the SEC. Shareholders are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. PVG does not undertake any obligation to update or revise any forward-looking statements, except as required by applicable law.

Important Additional Information and Where to Find It

PVG, together with the other Participants, has filed a definitive proxy statement on Schedule 14A and accompanying GOLD Universal Proxy Card with the SEC in connection with the solicitation of proxies from stockholders of Anavex Life Sciences Corp. relating to the 2026 Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD UNIVERSAL PROXY CARD, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS FILED BY PVG WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement, GOLD Universal Proxy Card and other relevant materials filed by PVG with the SEC are available at no charge at the SEC’s website at https://www.sec.gov/.

Contacts

Patrick Adams (Padams@pvgasset.com)